EXHIBIT 99.1

EFiled: Nov 27 2013 01:41PM EST
Transaction ID 54624702
Case No. 6462VCG

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

FRANK DAVID SEINFELD,

         Plaintiff,

   v.

DONALD W. SLAGER, JAMES E. O’CONNOR, JOHN W. CROGHAN, TOD C. HOLMES, DAVID I. FOLEY, RAMON A. RODRIGUEZ, MICHAEL W. WICKHAM, JAMES W. CROWNOVER, NOLAN LEHMANN, ALLAN C. SORENSEN, WILLIAM J. FLYNN, W. LEE NUTTER, JOHN M. TRANI, MICHAEL LARSON, and REPUBLIC SERVICES, INC.,

         Defendants.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 6462-VCG

STIPULATION AND AGREEMENT OF COMPROMISE AND SETTLEMENT
Plaintiff Frank David Seinfeld (“Plaintiff” or “Seinfeld”), for himself and derivatively on behalf of nominal defendant Republic Services, Inc. (“Republic” or the “Company”), along with (i) defendants Donald W. Slager, James E. O’Connor, John W. Croghan, Tod C. Holmes, David I. Foley, Ramon A. Rodriguez, Michael W. Wickham, James W. Crownover, Nolan Lehmann, Allan C. Sorensen, William J. Flynn, W. Lee Nutter, John M. Trani and Michael Larson (the “Individual Defendants”), and (ii) Republic (together with the Individual Defendants, the “Defendants”) (collectively, the “Parties” or individually, a “Party”), by and through their undersigned attorneys, enter into this Stipulation and Agreement of Compromise and Settlement (the “Stipulation”), subject to the approval of the Court:
WHEREAS, Seinfeld previously brought an action against Republic and certain of its officers and directors in the United States District Court for the District of Delaware. In Seinfeld v. O’Connor,

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No. 09-cv-887-LPS (D. Del.), Seinfeld alleged that Republic and certain of its officers and directors materially misled stockholders with respect to the 2009 proxy statement seeking approval of the Employee Incentive Plan (EIP”), approved by Republic’s stockholders in 2009. On March 31, 2011, the District Court dismissed Seinfeld’s direct claims with prejudice. At the same time, the District Court dismissed Seinfeld’s derivative state law claims without prejudice, finding that it lacked jurisdiction over those claims;
WHEREAS, Plaintiff initiated this derivative action (the “Action”) against Republic and the Individual Defendants on May 9, 2011. Defendants moved to dismiss on July 7, 2011, and on August 25, 2011, Plaintiff filed an Amended Complaint;
WHEREAS, in his Amended Complaint, Plaintiff asserted five claims challenging various compensation decisions. Plaintiff alleged that: (1) certain payments Republic made to defendant James E. O’Connor (“O’Connor”) pursuant to a June 2010 retirement agreement were made without consideration and, therefore, constituted waste; (2) an incentive payment to O’Connor was wasteful because it was not tax-deductible and because it also rendered the EIP not tax-deductible; (3) the Individual Defendants wasted corporate assets by making awards pursuant to the 2007 Stock Incentive Plan (the “Stock Plan”) that were not tax deductible; (4) the Individual Defendants breached their duty of loyalty and wasted corporate assets by awarding themselves excessive restricted stock units (“RSUs”) under the Stock Plan in 2009 and 2010 (the “Director Stock Awards Claim”); and (5) the Individual Defendants improperly awarded employee synergy bonuses;
WHEREAS, Defendants moved to dismiss the Amended Complaint in its entirety for failure to plead demand futility and failure to state a claim. By Memorandum Opinion dated June 29, 2012, and Order dated August 1, 2012 (the “Order”), the Court granted Defendants’ motions in part and

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denied them in part, dismissing all claims against the Individual Defendants except the Director Stock Awards Claim, and dismissing defendants Donald W. Slager and Tod C. Holmes from the Action with prejudice. The Order also dismissed defendant Michael Larson with prejudice from the Director Stock Awards Claim only as to the challenge to the 2009 award of RSUs;
WHEREAS, Defendants answered the remaining claims in the Amended Complaint on August 3, 2012, denying all allegations of wrongdoing and raising various affirmative defenses;
WHEREAS, Plaintiff served document requests upon Defendants, and Defendants responded to the request by producing relevant board materials and other documents;
WHEREAS, Plaintiff's counsel deposed defendant Ramon A. Rodriguez;
WHEREAS, the Parties and their respective counsel engaged in arm’s-length negotiations in an attempt to reach agreement on terms to resolve this action. The Parties agreed in principle to settle the Action on the terms and conditions set forth in this Stipulation, subject to the approval of the Court;
WHEREAS, Plaintiff and his Counsel believe based upon, among other things, the discovery conducted in this Action, that a settlement on the terms reflected in this Stipulation is fair, reasonable, adequate and in the best interests of Republic’s stockholders;
WHEREAS, Plaintiff believes the Director Stock Awards Claim has merit, and agreed to the Settlement of this Action only because Defendants agreed to the action detailed in this Stipulation;
WHEREAS, the Individual Defendants have entered into this Stipulation despite their belief that the allegations lack merit, and maintain that they have not committed waste or any breach of their fiduciary duties, or any duty whatsoever, in connection with any grants of awards under the Stock Plan or EIP;

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WHEREAS, the Defendants, to avoid the cost, disruption, and distraction of further litigation, and without admitting the accuracy or validity of any allegations made in the Action, or any liability with respect thereto, have concluded that it is desirable that the remaining Director Stock Awards Claim be settled on the terms reflected in this Stipulation;
WHEREAS, the Parties recognize the time and expense that would be incurred by further litigation and the uncertainties inherent in such litigation;
WHEREAS, in connection with settlement discussions and negotiations, counsel for the Parties did not discuss the amount or appropriateness of any potential application by Plaintiff’s Counsel for attorneys’ fees and reimbursement of expenses until after all discovery had been completed and all substantive terms of the settlement, this Stipulation and its exhibits had been agreed upon; and
WHEREAS, the Parties wish to settle and resolve the Director Stock Awards Claim asserted by Plaintiff, the Parties have, following arm’s-length negotiations, reached an agreement-in-principle as set forth in this Stipulation, providing for the settlement of the action on the terms and subject to the conditions set forth below (the “Settlement”), and the Parties believe the Settlement is in the best interests of Republic’s stockholders and the Parties.
NOW, THEREFORE, IT IS HEREBY STIPULATED, CONSENTED TO, AND AGREED, that the Action shall be settled, compromised, released and dismissed with prejudice, subject to the approval of the Court pursuant to Court of Chancery Rule 23.1, upon and subject to the following terms and conditions:

A.Settlement Consideration
1.    In full and complete consideration for the Settlement, including entry of the Final Order and Judgment described in paragraph 9, Defendants agree as follows:

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The Company and its current Board of Directors  proposed an amendment and restatement of the Stock Plan to the stockholders of the Company in connection with the Annual Meeting of Stockholders held on May 9, 2013 (the "Proposed Amendment," attached as Exhibit A).  On March 28, 2013, counsel for the Parties informed the Court of the Company’s intention to present the Proposed Amendment to the stockholders of Republic at the Annual Meeting in advance of the Settlement Hearing; the Court expressed its approval of this procedure. The Proposed Amendment, which was approved overwhelmingly by Republic’s stockholders on May 9, 2013, will limit the number of Company RSUs awarded to a Non-Employee Director (as defined in the Stock Plan) pursuant to the Stock Plan that may vest in any calendar year during which the Stock Plan remains in effect to a maximum of 15,000 per Non-Employee Director. The Proposed Amendment does not limit or otherwise restrict the vesting of any Award resulting from the death, disability, termination of service as a Non-Employee Director or Change in Control as set forth in the Stock Plan or the applicable Award Agreement (as defined in the Stock Plan).
2.    Upon Final Approval (as defined below) of the Settlement, the Action shall be dismissed with prejudice, and such dismissal shall be without costs except as set forth in this Stipulation.
3.    Upon Final Approval, Plaintiff, Republic, and the stockholders of Republic, on behalf of themselves and each of their respective heirs, executors, trustees, predecessors, successors, representatives, and assigns, and, with respect to corporate entities, on behalf of each of their parents, subsidiaries, affiliates, assignees, predecessors, successors, officers, directors, employees, partners, members, attorneys, representatives, and agents (collectively, the “Releasing Parties”), shall conclusively be deemed to have fully, finally and forever released, relinquished, discharged, and

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covenanted not to sue, each Individual Defendant, in their personal and representative capacities, including their heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates, administrators, attorneys, predecessors, successors, and assigns, and Republic, including all of its subsidiaries, affiliated, and related entities, and the past, present, and future officers, directors, employees, partners, members, representatives, agents, insurers, consultants, attorneys, and assigns of any of them (collectively, the “Released Parties”), on any and all claims, demands, rights, actions, causes of action, and liabilities, of any kind or nature whatsoever, for damages, injunctive relief, or any other remedies, whether direct or derivative, state or federal, known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, in law or in equity, that are based upon, arising from, or related to any of the facts, events, occurrences, or circumstances (a) that have been alleged in the Amended Complaint, or in any other pleading in the Action, (b) that relate to any of the subject matters of the Action, or (c) that were or could have been asserted in the Action (all of the above are the “Released Claims”). The Released Claims include, without limitation, the Director Stock Award Claim and claims relating to Republic’s EIP and Stock Plan, Republic’s Proxy Statements dated April 3, 2009, April 1, 2010, April 1, 2011, April 5, 2012, and March 27, 2013, and all supplements thereto, Republic’s previous proxy statements and other disclosures relating to its incentive compensation plans, the awards granted or compensation paid pursuant to such plans, the tax positions taken by Republic with respect to such awards or compensation, the processes followed and steps taken by Defendants to issue equity or equity-based awards prior to the date of the Order and Final Judgment, the validity of the issuance of such equity or equity-based awards, and Defendants’ documentation of such steps and processes. Any and all Released and Releasing Parties retain the right to enforce the terms of this Stipulation.

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4.    Upon Final Approval, each of the Released Parties shall be deemed to have fully, finally, and forever released, relinquished and discharged Plaintiff in his personal and representative capacities, including his heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates, administrators, attorneys, predecessors, successors, and assigns, on any and all claims, demands, rights, actions, causes of action, and liabilities, of any kind or nature whatsoever, for damages, injunctive relief, or any other remedies, whether direct or derivative, state or federal, known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, in law or in equity, that are based upon, arising from, or related to, the institution, prosecution, or settlement of the Action; provided, however, that any and all Released and Releasing Parties retain the right to enforce the terms of this Stipulation.
5.    The Parties expressly acknowledge and agree that the release, discharge and covenant not to sue included in paragraph 3 of this Stipulation shall extend to claims that the Releasing Parties do not know or suspect to exist at the time of the release, which, if known, might have affected the decision to enter into the release. The Releasing Parties shall be deemed to waive any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person’s release of unknown claims. The Releasing Parties shall be deemed to relinquish, to the full extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

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In addition, the Releasing Parties shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542. Plaintiff, for himself and on behalf of the Releasing Parties may discover facts in addition to or different from those that he now knows or believes to be true with respect to the subject matter of this Stipulation, but it is his intention, as plaintiff and on behalf of the Releasing Parties, fully, finally and forever to settle and release any and all claims released by this Stipulation, whether known or unknown, suspected or unsuspected, which now exist or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts (“Unknown Claims”).
6.    As of the Effective Date (as defined below), the Releasing Parties and their respective heirs, executors, administrators, estates, predecessors in interest, predecessors, successors in interest, successors and assigns, shall be forever barred and enjoined from commencing, instituting, or prosecuting any Released Claims against any of the Released Parties.
B.    Submission of the Settlement to the Court for Approval
7.    As soon as practicable after the execution of the Stipulation, the Parties shall jointly apply to the Court for an order in the form attached as Exhibit B (the "Scheduling Order"), which shall provide that:

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a.    A settlement hearing (the "Settlement Hearing") be held to determine whether the Court should: (i) approve the Settlement pursuant to Court of Chancery Rule 23.1 as fair, reasonable, adequate and in the best interests of the Company’s stockholders; (ii) enter an Order and Final Judgment dismissing the Action with prejudice, each Party to bear its or his own costs (except as otherwise provided for in this Stipulation), and release and enjoin prosecution of any and all Released Claims; (iii) consider the application of Plaintiff and his counsel for an award of attorneys' fees and expenses in an amount to be set by the Court; and (iv) hear such other matters as the Court may deem necessary and appropriate;
b.    Within twenty (20) days of the entry of the Scheduling Order and at least sixty (60) days prior to the Settlement Hearing, Republic shall cause the notice in the form attached as Exhibit C (the “Notice”) to be posted on the website of Republic, publish the summary notice in the form attached as Exhibit D (the “Summary Notice”) via PR Newswire, and file with the US Securities and Exchange Commission a Form 8-K attaching the Stipulation and all exhibits thereto including the Notice and Summary Notice. Also at least sixty (60) days prior to the Settlement Hearing, the Notice shall be posted on the website of Barrack, Rodos & Bacine (“Plaintiff’s Counsel”). The Scheduling Order shall further provide that the distribution of the Notice and the Summary Notice substantially in the manner set forth in the Scheduling Order constitutes the best notice practicable under the circumstances, meets the requirements of applicable law and due process, is due and sufficient notice of all matters relating to the Settlement and fully satisfies the requirements of due process and of Rule 23.1 of the Court of Chancery;

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c.    All costs incurred in identifying and notifying the Company's stockholders of the Settlement will be paid by the Company, except for the costs associated with the posting of the Notice on the website of Plaintiff’s Counsel;
d.    All further proceedings in the Action, other than those incident to the Settlement itself, are stayed pending the Settlement Hearing;
e.    Subject to order of the Court, pending final determination of whether the Settlement should be approved, Plaintiff, Republic, Republic’s stockholders, and any of them, are barred and enjoined from commencing, prosecuting, continuing, or in any way participating in the commencement or prosecution of any other action asserting any claims, either directly, representatively, derivatively, or in any other capacity, that are based upon any of the facts, transactions, occurrences, or events that are referenced in any of the pleadings in the Action or otherwise would constitute a Released Claim; and
f.    The Court reserves the right to adjourn or continue the Settlement Hearing, and any adjournment or continuance may be without further notice of any kind other than the oral announcement at the Settlement Hearing or at any later hearing.

C.    Notice
8.    Republic shall file, or cause the filing of, an affidavit attesting to the dissemination of the Notice and the Summary Notice required by the Scheduling Order, and counsel for Plaintiff shall file, or cause the filing of, an affidavit attesting to the posting of the Notice on its website.

D.    Order and Final Judgment

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9.    If the Court approves the Settlement, the Parties shall jointly request entry of the proposed order and final judgment attached as Exhibit E (“Order and Final Judgment”). The Order and Final Judgment shall, among other things:
a.    Determine that this Action was properly maintained as a derivative action on behalf of Republic and its stockholders, and that Plaintiff has at all times represented the interests of Republic with respect to the Action and the claims asserted therein;
b.    Determine that the requirements of Court of Chancery Rule 23.1 and due process have been satisfied in connection with the Notice;
c.    Approve this Settlement, adjudging the terms thereof to be fair, reasonable and adequate, and directing consummation of the terms and provisions of the Settlement;
d.    Dismiss this Action with prejudice against Plaintiff, the Company and all of its stockholders, and each of the Individual Defendants, without fees or costs to any Party (except as set forth in paragraphs 7(c), 14 and 15);
e.    Provide for the final release of claims as described and set forth in this Stipulation;
f.    Permanently enjoin Plaintiff, the Company's past or present stockholders, the Company and anyone claiming through or for the benefit of any of them from asserting, commencing, prosecuting, assisting, instigating or in any way participating in the commencement or prosecution of any action or other proceeding, in any form, asserting any Released Claims;
g.    Award counsel for Plaintiff such attorneys’ fees, and reimbursement of such costs and expenses, as the Court may in its discretion allow, up to an aggregate maximum of $495,000.00; and

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h.    Reserve jurisdiction for the purpose of effectuating the Settlement.

E.    Final Approval and Effective Date
10.    The approval of the Settlement shall be considered final for purposes of this Stipulation when both of the following have occurred: (a) upon entry of the Order and Final Judgment; and (b) upon the expiration of any applicable period for the appeal of the Order and Final Judgment without an appeal having been filed or, if an appeal is taken, upon entry of an order affirming the Order and Final Judgment appealed from and the expiration of any applicable period for the reconsideration, appeal, rehearing or review, by certiorari or otherwise, of such affirmance without any motion for review, reconsideration or rehearing or further appeal having been filed (“Final Approval”).
11.    The effective date of the Settlement (the “Effective Date”) shall be the date of Final Approval.

F.    Conditions of Settlement
12.    This Stipulation shall be subject to the following conditions and shall be cancelled and terminated unless:
(a)    the Court enters the Scheduling Order substantially in the form attached as Exhibit B;
(b)    the Court enters the Order and Final Judgment substantially in the form attached as Exhibit E; and
(c)    the Effective Date shall have occurred.
13.    If any of these conditions are not met or otherwise waived, this Stipulation shall be null and void and of no force and effect and this Stipulation shall not be deemed to prejudice in any

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way the positions of the Parties with respect to the Action or entitle any Party to the recovery of costs and expenses incurred in connection with the Settlement (except as provided in paragraph 7(c) for the costs of notice). In such event, Plaintiff reserves all rights with respect to any potential attorneys’ fee application related to the Director Stock Award Claim, and Defendants reserve all applicable rights and defenses with respect thereto.

G.    Attorneys’ Fees and Expenses
14.    At least fifteen (15) calendar days before the Settlement Hearing, Plaintiff and Plaintiff’s Counsel intend to petition the Court (the “Fee Application”) for an award of attorneys’ fees and expenses (including but not limited to costs, disbursements, and expert and consultant fees) of up to $495,000.00. Neither Plaintiff nor Plaintiff’s Counsel shall make any other application for an award of fees and expenses in connection with the Action or the subject matter of the Action. Any award to Plaintiff’s Counsel of attorneys’ fees and expenses by the Court will not reduce or in any way affect the benefits of the Settlement.
15.    Without admitting any fault, liability, or wrongdoing, Defendants have agreed not to oppose the request of Plaintiff and Plaintiff’s Counsel for an award of attorneys’ fees and expenses of up to $495,000.00. The Parties acknowledge and agree that any fees and expenses awarded by the Court shall be paid solely by Republic (or its successor in interest) and/or its insurance carrier within fifteen (15) business days after entry of the Court’s order awarding such fees’ provided that Plaintiff’s Counsel has provided a properly executed W-9 and wire transfer information at least ten (10) business days prior to the date payment is due. If any such order is reversed or modified on appeal, Plaintiff’s Counsel are jointly and severally obliged to refund to the payor the amount by which the fees and expenses were reduced and all interest accrued or accumulated thereon.

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16.    Final resolution of the Fee Application is not a precondition to the approval or enforcement of the Stipulation or the Settlement or the dismissal of the Action. The Settlement is not contingent upon the Court’s approval of the Fee Application, and any decision by the Court to reject any Fee Application, or any decision by the Court to approve an award that is less than the amount of attorneys’ fees and expenses sought by Plaintiff’s Counsel, shall not void the Stipulation or the Settlement.

H.    Effect of Disapproval, Cancellation, or Termination
17.    If the Order and Final Judgment (substantially in the form attached as Exhibit D) is not entered by the Court for any reason or does not become final and non-appealable for any reason, the Parties shall use reasonable efforts to modify the terms and conditions of this Stipulation to obtain entry of the Order and Final Judgment by the Court and for such judgment to become final and non-appealable, including, but not limited to, using reasonable efforts to resolve any objections to the Settlement.
18.    Plaintiff, the Company and each of the Individual Defendants shall have the separate option to withdraw from the Settlement if (a) the Order and Final Judgment referred to above is not entered substantially in the form specified in this Stipulation, including such modifications thereto as may be ordered by the Court with the consent of Plaintiff, the Company and/or the Individual Defendants, (b) the Settlement does not receive Final Approval by the Court, or (c) the Court approves the Settlement but such approval is reversed or vacated or substantially modified on appeal, reconsideration or otherwise.

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19.    If the Settlement does not receive Final Approval by the Court, or the Court approves the Settlement but such approval is reversed or vacated on appeal, reconsideration or otherwise, and such order reversing or vacating the Settlement becomes final by lapse of time or otherwise, or if any of the conditions to the Settlement are not fulfilled, then the Settlement proposed in this Stipulation shall be of no further force or effect, and this Stipulation and all negotiations, proceedings and statements relating hereto and any amendment hereof shall be null and void and without prejudice to any Party, and each Party shall be restored to his, her or its respective position as it existed prior to the execution of this Stipulation.
20.    To exercise any option a Party may have to withdraw from and terminate this Settlement, a Party must provide, within five (5) business days of the event giving rise to such option, written notice of such withdrawal and the grounds therefore to all signatories to this Stipulation.

I.    Stay of Derivative Action
21.    Plaintiff agrees to (a) stay his prosecution of the Action and (b) use reasonable efforts to seek the stay and dismissal of, and to oppose entry of any interim or final relief in favor of any of the Releasing Parties in, any other proceeding against any of the Released Parties that challenges the Settlement or otherwise involves, directly or indirectly, a Released Claim.

J.    Miscellaneous Provisions
22.    Each of the Released Parties expressly denies: (a) any liability whatsoever relating to any of the Released Claims; (b) having engaged in, or threatened to engage in, any breach of duty, violation of law or wrongful or illegal activity, or having failed to act in any matter required by law or rule, or having violated, or threatened to violate, any law or regulation or duty; and (c) that any

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person or entity has suffered any harm or damages as a result of such Released Party's involvement with the Released Claims (or the events at issue therein). Each Released Party is making this Settlement (without conceding any infirmity in such Released Party's defenses against the Released Claims) solely to avoid the uncertainty, harm, distraction, burden and expense occasioned by litigation. Each Released Party believes such Released Party acted, at all times, in the best interests of the Company and its stockholders. The Court has made no finding that any Released Party has engaged in any wrongdoing or wrongful conduct or otherwise acted improperly or in violation of any law or regulation or duty in any respect.
23.    The Parties represent and agree that the terms of the Settlement were negotiated at arm’s-length and in good faith by the Parties, and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with experienced legal counsel.
24.    Plaintiff and his counsel warrant that none of the Released Claims has been assigned, encumbered, or in any manner transferred, in whole or in part.
25.    Neither this Stipulation, nor any of the terms and provisions of this Stipulation, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the settlement proceedings, nor any statements in connection therewith, shall: (a) be argued to be, used, or construed as, offered or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury or damages, or of any wrongful conduct, acts or omissions on the part of any of the Released Parties, or of any infirmity of any defense, or of any damage to Republic or the Releasing Parties; (b) otherwise be used to create or give rise to any inference or presumption against any of the Released Parties concerning any fact alleged or that

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could have been alleged, or any claim asserted or that could have been asserted in the Action, or of any purported liability, fault, or wrongdoing of the Released Parties or of any injury or damages to any person or entity; or (c) otherwise be admissible, referred to or used in any proceeding of any nature, for any purpose whatsoever. Notwithstanding the foregoing, however, the Stipulation and Order and Final Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue that the Stipulation and Judgment have res judicata, collateral estoppel, or other issue- or claim-preclusion effect or to otherwise consummate or enforce the Settlement and the Final Order and Judgment.
26.    To the extent permitted by law, all agreements entered during the course of the Action relating to the confidentiality of documents or information shall survive this Stipulation.
27.    This Stipulation and its exhibits constitute the entire agreement among the Parties as to the Settlement and supersede any prior agreements among the Parties with respect to the subject matter of this Stipulation. No representations, warranties, or inducements have been made to or relied upon by any Party concerning this Stipulation or its exhibits, other than the representations, warranties, and covenants expressly set forth in such documents. This Stipulation may be amended or any of its provisions waived only by a writing executed by or on behalf of all the Parties.
28.    The waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of that or any other prior or subsequent breach of any provision of this Stipulation by any other Party.
29.    This Stipulation may be executed in one or more counterparts, including by facsimile and electronic mail.

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30.    This Stipulation will be deemed to have been mutually prepared by the Parties and will not be construed against any of them by reason of authorship. Paragraph titles have been inserted for convenience only and will not be used in determining the terms of this Stipulation.
31.    If any provision of this Stipulation is held to be illegal, invalid or unenforceable, (a) such provision will be fully severable, (b) this Stipulation will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Stipulation, and (c) the remaining provisions of this Stipulation will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Stipulation.
32.    The Parties and their respective counsel agree that they will use reasonable efforts to accomplish the terms and conditions of this Stipulation and to obtain all necessary approvals of the Court required by this Stipulation (including, but not limited to, using reasonable efforts to resolve any objections raised to the Settlement). The Parties agree that effectuating the Settlement as promptly as possible is in the best interests of Republic and its stockholders and agree to use reasonable efforts to avoid unnecessary delay.
33.    Based upon information provided by Plaintiff to Defendants, the Parties agree that Seinfeld is a stockholder of Republic and was a stockholder of Republic at all relevant times. Seinfeld agrees that he will remain a stockholder of the Company until the Effective Date, for purposes of maintaining standing with respect to the Director Stock Award Claim and the Settlement described in this Stipulation.
34.    Each counsel signing this Stipulation represents and warrants that such counsel has been duly empowered and authorized to sign this Stipulation on behalf of his or her clients.

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35.    This Stipulation shall be binding upon and shall inure to the benefit of the Parties (and, in the case of the releases, all Released Parties) and the respective legal representatives, heirs, executors, administrators, transferees, successors, and assigns of all such foregoing persons and upon any corporation, partnership, or other entity into or with which any party may merge, consolidate, or reorganize.
36.    This Stipulation, and any and all disputes arising out of or relating in any way to this Stipulation, whether in contract, tort, or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles. Any action or proceeding arising out of or relating in any way to this Stipulation or the Settlement, or to enforce any of the terms of this Stipulation or the Settlement shall: (a) be brought, heard, and determined exclusively in the Court, which shall retain jurisdiction over the Parties and all such disputes (provided that, in the event that subject matter jurisdiction is unavailable in the Court, then any such action or proceeding shall be brought, heard, and determined exclusively in any other state or federal court sitting in Wilmington, Delaware); and (b) not be litigated or otherwise pursued in any forum or venue other than the Court (or, if subject matter jurisdiction is unavailable in the Court, then in any forum or venue other than any other state or federal court sitting in Wilmington, Delaware).

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/s/ Robert D. Goldberg (# 631)
Robert D. Goldberg (# 631)
Biggs and Battaglia
921 North Orange Street
Wilmington, Delaware 19899
(302) 655-9677

Alexander Arnold Gershon
Michael A. Toomey
Barrack, Rodos & Bacine
Two Commerce Square
2001 Market Street
Suite 3300
Philadelphia, PA 19103

Attorneys for Plaintiff Frank David Seinfeld

Dated: November 26, 2013

/s/ Daniel A. Dreisbach (# 2583)
Allen M. Terrell (# 709)
Daniel A. Dreisbach (# 2583)
Susan M. Hannigan (# 5342)
Richards, Layton & Finger, P.A.
One Rodney Square
920 N. King Street
Wilmington, Delaware 19801
(302) 651-7700

Attorneys for Defendants Donald W. Slager, James E. O'Connor, John W. Croghan, Tod C. Holmes, David I. Foley, Ramon A. Rodriguez, Michael W. Wickham, James W. Crownover, Nolan Lehmann, Allan C. Sorensen, William J. Flynn, W. Lee Nutter, John M. Trani and Michael Larson

/s/ Andre G. Bouchard (# 2504)
Andre G. Bouchard (# 2504)
Bouchard Margules & Friedlander, P.A.
222 Delaware Avenue, Suite 1400
Wilmington, Delaware 19801
(302) 573-3510

Michele Odorizzi
Daniel Storino
Mayer Brown LLP
71 S. Wacker Drive
Chicago, IL 60606

Attorneys for Defendant Republic Services, Inc.

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